EXHIBIT 10.4

Contract No. 071806

BRAZZA MINING AND RESOURCES SARL

Agreement dated August 10, 2006 (“Contract”) between

TERRA INSIGHT CORPORATION, a corporation organized under the laws of the State of Delaware, having its offices at 99 Park Avenue, 16th Floor, New York, New York 10016 (“Company”), and

BRAZZA MINING AND RESOURCES SARL, a corporation organized under the laws of the Republic of Congo, having a mailing address in the United States at 4121 18th Avenue, Brooklyn, New York 11218 (the “Client”).

Each of the Company and the Client are referred to herein individually as a “Party” and collectively, as the “Parties”.

The Parties agree as follows:

1.	Definition of the Services

1.1           The survey services to be rendered pursuant to this Contract are set forth in Schedule 1 to this Contract (the “Services”), which Schedule 1 and related attachment(s) shall be part of this Contract.

1.2           The Services shall be rendered in connection with the designated area (the “Area”) as identified in a Schedule 1 to this Contract.

1.3           The Company shall cause the delivery of the survey results (the “Report”) for the Services, by personal deliver or courier service (DHL, FedEx, UPS, etc.) to the address of the Client.

2.	Required Assistance from the Client

A.

The Client shall furnish the Company with the maps of the Area, indicating the already existing exploration sites (if any), and all already available geological data relating to the Area. The Client shall also furnish the Company with such geological data as may be reasonably requested by the Company and that is in the possession or control of the Client.

3.	Time Schedule

The Company shall perform the Services in not greater than 120 days from receipt of this Contract unless such time limit is extended an additional 30 days by mutual consent of the Parties hereto, which consent shall not be unreasonably withheld. In the event of a delay, through no fault of Client, beyond such time limit, Client shall have the right, but not an obligation, to terminate this Contract upon written notice to the Company, or, in the alternative, the Client shall have the right, but not the obligation to terminate and the non-cash compensation to Company payable hereunder may be cancelled. Regardless of such termination, the Company shall continue to complete its analysis as soon as practicable after such time frame and provide the results to Client. If such analysis so provided by the Company includes location(s) of a diamond pipe(s) as commonly referred in the diamond industry ("Pipe"), that leads to a discovery of a Pipe or Pipes, then each such project will be deemed a Qualifying Project and all such projects shall be deemed “Qualifying Projects” as defined in Section 4(b) below.

4.	Remuneration and Payment Terms

4.1	The Company’s compensation for the Services shall consist of:

a.	Cash compensation - $20,000 payable within two (2) business days of the date hereof.

b.	Equity Compensation - General Provisions

(1)

Equity participation by the Company shall be contingent on the Company providing information that identifies the presence or location of a Pipe or Pipes that leads to a discovery of a Pipe or Pipes within the area of the coordinates provided to Client by the Company. Any equity participation that shall have been previously issued to the Company shall be cancelable if the Company does not provide information leading to a discovery of a Pipe.

(2)

Equity participation shall be limited to those projects in connection with the Area that derive gross revenue from a Pipe or Pipes discovered utilizing information provided by the Company (“Qualifying Project”). Conversely, the Company shall participate in all Qualifying Projects. Any purchase or sale activities that are unrelated to a Pipe, shall be excluded from the Company’s participation. Any activity by the Client that is not directly attributable a Pipe discovered as a result of information provided by the company shall be accounted separately without participation of the company.

(3)

In the event of successful finding of a Pipe as a result of the Company providing information which leads to its discovery, Client shall use its best efforts to resell any diamond mined from such Pipe or Pipes in the export market.

(4)

Client shall allocate 75% of the gross sale price of such diamond sales to the Qualifying Project with 25% being allocated to the Client separately for the sales effort. Sales shall only occur through arms-length transactions with a third party buyer or at a commercial price that is established through an independent bona fide third party broker/buyer. Client shall pay such amount into a separate bank account maintained for the benefit of the Qualified Project.

(5)

the Company shall have a five percent (5%) equity participation in each and every Qualified Project in the Area and shall pay the same pro rata cost for its interest as paid by the investors in connection with a Qualified Project. The Company shall not be required to make or commit to any investment in the Qualified Project(s) until the later of (i) five (5) business days after the Company's analysis is completed and (2) a cash call is timely made on all investors for the reasonably budgeted expenditures of the exploration project.

(6)

In the event the Company elects not to make the investment required in Section 4.1(b)(5) above, the Company shall receive 1% equity participation in all Qualified Prospects for its work hereunder without any capital or other consideration, including, but not limited to, no investment participation, by the Company.

(7)	Both of the above equity participations may be proportionately diluted as a result of public listing or admission of a strategic equity partner in an arms-length transaction.

(8)	All equity participation shall be subject to a shareholder agreement to be agreed to by the shareholders of each of the Qualified Prospects.

4.2	Payment shall be made by wire transfer to the following account of the Company:

ACCOUNT NAME:	Terra Insight Corporation
ACCOUNT NO.:	619737557
ABA NO.:	021-001-088
BANK:	HSBC Bank USA
415 Madison Avenue
New York, NY 10017

5.	Force Majeure

If the performance of this Contract or any obligation under it is prevented restricted or interfered with by reason of circumstances beyond the reasonable control of the Party obliged to perform it, the Party so affected upon giving prompt notice to the other Party shall be excused from performance of the extent of the prevention restriction or interference, but the Party so affected shall used its best efforts to avoid or remove such causes of non-performance and shall continue performance under this Contract with the utmost dispatch whenever such causes are removed or diminished. In the event Force Majure event continues for 180 days or longer the non-declaring party shall have the right to terminate this Contract pursuant to this provision.

6.	Warranties by the Company

6.1           The Company represents and warrants to the Client that the technologies and know-how to be used in the performance of the Services under the terms of this Contract have been tested a number of times in determining hydrocarbon/mineral anomalies and have produced positive results with a relevantly high accuracy rate. The Company represents that the application of the said technologies and know-how has a history of commercial orders which, to the best knowledge of the Company, has evidenced a relatively high accuracy rate. Client has been given the opportunity to discuss the prior results of the technology.

6.2           The Company represents and warrants to the Client that application of the technologies and know-how of the Company does not violate any applicable law or rights of third parties.

6.3	The Company shall apply such technology and know-how on a commercial basis.

7.	Limitation of Liability

7.1           Notwithstanding the representations and warranties given in Section 6 above, the Parties agree that the Company shall not be held liable in any way for any inaccuracies in the results of the survey Report(s). The Parties recognize that as with any prospecting technology, only test mining may serve as proof that a commercial, extractable deposit exists.

7.2           The total liability of the Company for any loss, damage or claim, whether in contract, tort (including the Company’s active or passive negligence or strict liability) or otherwise, arising out of, connected with, or resulting from this Contract, or from the use of the Report(s) shall not, in any event, exceed one-half of the cash payment amount actually received by the Company under this Contract. In no event, whether as a result of breach of contract or warranty or alleged negligence or strict liability, shall the Company be liable for special or consequential damages.

8.	Warranties by the Client

The Client represents and warrants to the Company that it understands the significance of providing data to the Company listed in Section 2 above, and Client shall use its best efforts to provide such information as it can reasonably provide. The Client represents and warrants that it shall not use the Reports for purposes which may be illegal under any applicable law, including but not limited to, insider stock trading or any other offense, the Client recognizes that the Company makes no representation to the Client as to the legality of any particular potential use of the Reports.

9. Notices

9.1           Notifications and other types of communications under this Contract shall be made in writing and can be sent by courier service (or delivered by hand courier) or by facsimile. If deliver is made by courier ser vice, such notice shall be considered received on the next working day after it is sent, provided the sender’s facsimile has a confirmation report.

Notifications and other types of communications shall be sent to the following addresses:

If to the Company, to:

Attn.: Dmitry Vilbaum, Chief Operating Officer

Terra Insight Corporation

99 Park Avenue, 16th Floor

New York, NY 10016

Telephone: 212-286-9197

Facsimile: 212-808-4155

If to the Client, to:

c/o Gary Lerner, Esq.

4121 18th Avenue

Brooklyn, New York 11218

9.2          Each Party may notify the other of the change of its address or contact number. Such notifications shall be obligatory for the other Party as of the day of receipt in accordance with the above-stated provisions.

10.	Confidentiality

10.1         The Parties shall not disclose the provisions of this Contract to any third parties, subject to the following exceptions:

(a)

Exception 1: The Parties shall have the right to disclose the terms of this Contract in the course of any proceedings on the issues pertaining to this Contract and only to the extent which is necessary for the protection of their rights in the proceedings.

(b)

Exception 2: Each Party shall have the right to consult with its lawyer, auditor or other professional advisor with regard to this Contract and, thus to disclose the provisions of this Contract only in connection with being instructed to advise on, or take other legal steps in connection with, this Contract and not any other matter, and provided that such person is bound to keep the client’s information secret under the terms of engagement or professional standards or legislation by which such person is bound.

(c)	Exception 3: Each Party shall have the right to disclose the Contract to its banker if requested to do so in order to comply with ‘know your client’ rules or similar anti-money laundering provisions.

(d)

Exception 4: Each Party shall have the right to disclose the Contract and any events related thereto, if required to do so by operation of any applicable law or rules, including any rules or regulations relevant to the public company status of a

Party; and in the even such disclosure is required, a Party may also publicly announce any such related facts or events.

10.2         The Company may not make the results of its Services public without the Client’s prior written consent, which shall not be unreasonably withheld. The Client consents to any disclosure made pursuant to Exception 4 above.

10.3 The Company shall not disclose the exact particulars of the name of the Client, the country or the location of the engagement herein, without the express written consent of the client, which shall not be unreasonably withheld, in light of the fact that the Company is a wholly-owned affiliate of a publicly held, reporting entity.

11.	No Waiver

No delay or omission by the Party in exercising any right, power or remedy under this Contract shall impair such right, power or remedy or be construed as a waiver of the right of such Party to exercise the right, power of remedy at any time in the future and/or to the full extent.

12.	Termination

The Client shall have the right to terminate this Contract by giving a written notice to the Company at any time, provided that the Client has fully paid the Company for all work then in progress.

The Company shall have the right to terminate the Contract in any of the following cases:

(a)	if the Client has any outstanding indebtedness to the Company under this Contract for over 30 calendar days;
(b)	if the Client fails to meet any obligations under Section 2 and such failure impairs the Company’s ability to fulfill any of its obligations under the Contract; or
(c)	if any force-majeure circumstance preventing the Company from fulfilling any of its obligations under the Contract persists for over 90 calendar days.

13.	Entire Contract

This Contract (including the Schedule(s) referenced herein, annexed hereto, and/or later incorporated as a part of this Contract) contains the entire Contract of the Parties on the subject matter of this Contract and supersedes any previous agreements, understandings or repetitions, whether written or verbal which were made by the Parties prior to the entry into this Contract. It is expressly acknowledged and understood that there are no other promises, representations or understandings in relation to the subject of this Contract other than those expressed in the Contract.

14.	Severability

If, as a result of a final determination of judicial proceeding before a court of competent jurisdiction, any provision of this Contract is held to be invalid, illegal or unenforceable, it shall be considered severed from the Contract, and all other provisions, rights and obligations shall continue without regard to the severed provisions.

15.	Governing Law

This Contract shall be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of law. All disputes arising out of this Contract or in connection with this Contract shall be adjudicated before the federal or state courts located in New York County in the State of New York. The Parties hereby irrevocably consent to the jurisdiction of such courts and agree to such venue, and to service of process at the Notices addresses set forth hereinabove for each of the parties.

16.	Language and the Number of Copies

This Contract is made in the English language in two copies having equal legal force, and each Party retains one copy. This Contract may be executed in counterparts.

IN WITNESS WHEREOF, the Parties have affixed their signatures below on the date first above written.

Terra Insight Corporation

By: /s/ Roman Rozenberg_______

Name: Roman Rozenberg

Title: Chief Executive Officer

Brazza Mining and Resources SARL

By: /s/ Igor Goldenberg____________

Name: Igor Goldenberg

Title:	Vice President

Address and Notice Information:

c/o Gary Lerner, Esq.

4121 18th Avenue

Brooklyn, New York 11218

Schedule 1

Contract No 071806 Brazza Mining and Resources SARL

Date: August 10, 2006

AREA

The Area is defined as: Attachment No.1 hereto

SERVICES

The Company shall acquire such data as it deems appropriate under the circumstances of this Contract to conduct its analysis as contemplated herein, at no additional cost to the Client, unless otherwise agreed in a separate writing between the parties.

General review, interpretation and analysis of data provided by Client and acquired by the Company, if any, with respect to the Area, and analysis using the Company’s STeP™ technology in order to detect a diamond pipe or pipes in the Area.

REPORT OF COMPANY

1.	Tectonic diagram compiled in accordance with the results of the interpretation.
2.	Layout of the location of prognostic potential diamond deposits.
3.	Recommendation for mining operations.
4.	Map resolution not greater than 1:10:000.

BRAZZA MINING AND RESOURCES SARL	TERRA INSIGHT CORPORATION

By: /s/ Igor Goldenberg____________	By: /s/ Roman Rozenberg___
Name:	Igor Goldenberg	Name: Roman Rozenberg
Title:	Vice President	Title: Chief Executive Officer